Registration No. 333-________

    As filed with the Securities and Exchange Commission on January 30, 2008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                 LANOPTICS LTD.
             (Exact name of registrant as specified in its charter)

           ISRAEL                                  NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorportion or organization)

                                1 HATAMAR STREET
                                   PO BOX 527
                              YOKNEAM 20692, ISRAEL
               (Address of Principal Executive Offices) (Zip Code)

         LANOPTICS LTD. 2003 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
              (F/K/A LANOPTICS LTD. 2003 ISRAELI SHARE OPTION PLAN)
                            (Full title of the plan)

                              PUGLISI & ASSOCIATES
                          850 LIBRARY AVENUE, SUITE 204
                                  P.O. BOX 885
                             NEWARK, DELAWARE 19715
                     (Name and address of agent for service)

                               TEL. (302) 738-6680
          (Telephone number, including area code, of agent for service)

                                   Copies to:

      STEVEN J. GLUSBAND, ESQ.                       AARON M. LAMPERT, ADV.
    CARTER LEDYARD & MILBURN LLP                     NASCHITZ, BRANDES & CO.
           2 WALL STREET                                 5 TUVAL STREET
      NEW YORK, NEW YORK 10005                       TEL-AVIV 67897, ISRAEL
           (212) 732-3200                              (972) (3) 623 5000


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                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE         AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
          REGISTERED                 REGISTERED (1)            SHARE                  PRICE           REGISTRATION FEE (2)
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Ordinary Shares, par value
NIS 0.02 per share                     1,566,000 (3)           $ 13.10 (4)         $ 20,514,600             $ 806.22
Ordinary Shares, par value
NIS 0.02 per share                        33,000 (5)           $ 13.10 (4)         $    432,300             $  16.99
Ordinary Shares, par value
NIS 0.02 per share                        81,000 (6)           $ 12.23 (7)         $    990,630             $  38.93
Total                                  1,680,000                   N/A             $ 21,937,530             $ 862.14

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.02 per share (the "Ordinary Shares") that may be offered or issued pursuant to the LanOptics Ltd. 2003 Amended and Restated Equity Incentive Plan by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000393.

(3) Issuable under options and restricted stock units ("RSUs") that may be granted in the future under the Registrant's 2003 Amended and Restated Equity Incentive Plan.

(4) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($13.85 and $12.35) of the Ordinary Shares, as quoted on the NASDAQ Global Market on January 28, 2008.

(5) Issuable under RSUs previously granted under the Registrant's 2003 Amended and Restated Equity Incentive Plan.

(6) Issuable under options previously granted under the Registrant's 2003 Amended and Restated Equity Incentive Plan.

(7) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.

                               ------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

     The purpose of this Registration Statement on Form S-8 is to register an additional 1,680,000 Ordinary Shares for issuance under the Registrant's 2003 Amended and Restated Equity Incentive Plan (f/k/a LanOptics Ltd. 2003 Israeli Share Option Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-134593) filed with the Securities and Exchange Commission (the "Commission") on May 31, 2006, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

ITEM 8. EXHIBITS.

     4.1  Memorandum of Association of the Registrant (1)

     4.2  Articles of Association of the Registrant (2)

     4.3  LanOptics Ltd. 2003 Amended and Restated Equity Incentive Plan (3)

     5    Opinion of Naschitz, Brandes & Co.

     23.1 Consent of Naschitz, Brandes & Co. (contained in Exhibit 5)

     23.2 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

     24   Power of Attorney (included as part of this Registration Statement)

     -----------------------------------------

     (1) Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.

     (2) Filed as Exhibit 3.2 to Amendment No. 1 of the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.

     (3) Filed as Exhibit 4.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on March 30, 2007, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokneam, Israel on January 30, 2008.

                                                     LANOPTICS LTD.

                                                     By: /s/ Eli Fruchter
                                                     --------------------
                                                     Eli Fruchter
                                                     Principal Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Fruchter and Dror Israel and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of LanOptics Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 30, 2008, by the following persons in the capacities indicated.

SIGNATURE                         TITLE
---------                         -----

/s/ Benny Hanigal                 Chairman of the Board of Directors
--------------------------
Benny Hanigal

/s/ Eli Fruchter                  Principal Executive Officer and Director
--------------------------
Eli Fruchter

/s/ Dror Israel                   Chief Accounting and Financial Officer
--------------------------
Dror Israel

/s/ Dr. Ran Giladi                Director
--------------------------
Dr. Ran Giladi

/s/ Karen Sarid                   Director
--------------------------
Karen Sarid

/s/ Shai Saul                     Director
--------------------------
Shai Saul

/s/ David Schlachet               Director
--------------------------
David Schlachet

Puglisi & Associates              Authorized Representative in the United States
By: /s/ Gregory F. Lavelle
--------------------------
Gregory F. Lavelle
Managing Director